IN THE UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF MARYLAND
SOUTHERN DIVISION

:
STEMCELLS, INC.,	:
:
Plaintiffs,	:
:
	:	Civ. No. AW 06 CV 1877
:
v.	:
:
	:	Judge Alexander Williams, Jr.
:
NEURALSTEM, INC.,	:
:
Defendant.	:

DEFENDANT NEURALSTEM, INC.’S ANSWER AND
COUNTERCLAIMS TO PLAINTIFFS’ SECOND AMENDED COMPLAINT

Defendant Neuralstem, Inc. (“Neuralstem”), by and through its attorneys, answers the Second Amended Complaint of StemCells, Inc. and StemCells California, Inc. (collectively, “StemCells”) as follows:

1. This action arises under the Patent Laws of the United States, 35 U.S.C. §§ 1 et seq. This Court has jurisdiction pursuant to 28 U.S.C §§ 1331 and 1338(a).

ANSWER. Neuralstem admits that this action arises under the Patent Laws of the United States and that this Court has subject matter jurisdiction over StemCells’ claims under 28 U.S.C. §§ 1331 and 1338(a), but denies that there is any factual or legal basis for any of those claims.

2. Venue is proper in this judicial district pursuant to 28 U.S.C. §§ 1391(b) and (c), and 28 U.S.C. § 1400(b) because defendant’s acts of patent infringement are occurring within this judicial district, and defendant is subject to personal jurisdiction in this judicial district.

ANSWER. Neuralstem admits that venue is proper in this Court under 28 U.S.C. §§ 1391(b) and (c), and 28 U.S.C. § 1400(b) because Neuralstem is subject to personal jurisdiction in this District. Neuralstem denies the remaining allegations of Paragraph 2 of the Second Amended Complaint.

3. Plaintiff StemCells, Inc. is a Delaware corporation, with its principal place of business located at 3155 Porter Drive, Palo Alto, California 94304.

ANSWER. On information and belief, Neuralstem admits that StemCells, Inc. is a Delaware corporation and that StemCells has a place of business at 3155 Porter Drive, Palo Alto, California 94304. Neuralstem is without knowledge or information sufficient to form a belief as to the truth of the remaining allegations of Paragraph 3 of the Second Amended Complaint, and denies them on that basis.

4. Plaintiff StemCells California, Inc. is a California corporation wholly owned by StemCells, Inc., with its principal place of business located at 3155 Porter Drive, Palo Alto, California 94304.

ANSWER. Neuralstem is without knowledge or information sufficient to form a belief as to the truth of the allegations of Paragraph 4 of the Second Amended Complaint, and denies them on that basis.

5. StemCells is in the business of stem cell based treatments of diseases and conditions characterized by damage to or degeneration of the central nervous system ("CNS"), liver, pancreas and other tissue.

ANSWER. Neuralstem admits that StemCells conducts research on developing stem cell based treatments. Neuralstem is without knowledge or information sufficient to form a belief as to the truth of the remaining allegations of Paragraph 5 of the Second Amended Complaint, and denies them on that basis.

6. On information and belief, Neuralstem is a privately held biopharmaceutical company with headquarters at 9700 Great Seneca Highway, Rockville, Maryland 20850. Upon further information and belief, Neuralstem is in the business of developing nervous system stem cell technology to treat CNS, neurodegenerative and neurological disorders of the brain and spinal cord.

ANSWER. Neuralstem admits that it has a place of business at 9700 Great Seneca Highway, Rockville, Maryland 20850. Neuralstem admits that it conducts research on developing nervous system stem cell technology to treat CNS, neurodegenerative and neurological disorders of the brain and spinal cord. Neuralstem denies the remaining allegations of Paragraph 6 of the Second Amended Complaint.

7. Upon information and belief, Neuralstem has been and still is actively offering for sale or license products and services within the District of Maryland and elsewhere. For instance, in Neuralstem’s recent Form SB-2 Registration Statement filed with the Securities and Exchange Commission, dated March 31, 2006, Neuralstem admitted:
•
“Using the Company's proprietary, patented human neural stem cells, the Company has conducted its own drug discovery program funded primarily by the U.S. Department of Defense, and has produced a group of lead neurogenic compounds. These lead compounds have demonstrated both neurogenic and/or neuroprotective potency in both in vitro and in vivo tests. The Company has out-licensed these compounds for further development toward various CNS diseases. This license includes bothroyalty and milestone payments, as these compounds make their way through the clinical trial process to commercialization.” (SB-2 p. 5.)

•
“The Company originally pursued three independent commercialization strategies based on different uses of the cells; genomics, drug discovery, and cell therapy. The Company's technique for growing virtually unlimited numbers of functional, physiologically relevant human neurons in dishes lent itself to creating in vitro models for experiments in gene expression (i.e., the ability of a gene to produce a biologically active protein). In 2001, the Company was paid a license fee of $7.5 million by Gene Logic, Inc., payable over three years, to create a database using these in vitro models. Also, in 2001, the Company also received a Defense Department contract to do drug screening using the cells, in the amount of $2.5 million over 18 months. Finally, during this period, the Company was pursuing its own research into transplanting the cells to cure disease.” (SB-2 p. 22.)

•
“The Company has used its human neural stem cells from the hippocampus to identify a group of small molecule compounds with the potential to enhance the survival of the endogenous stem cells residing in adult hippocampus. These compounds may be developed to treat a variety of central nervous system indications such as depression, diabetic complications of the nervous system, mild cognitive impairment, stroke, and Alzheimer's disease. This program was funded by a grant from the Department of Defense.” (SB-2 p. 23.)

•
“While Neuralstem believes that it has demonstrated the value of its proprietary drug discovery platform, the Company's current plan is to license out the existing library of lead compounds in order to focus all of its resources and energies toward development of cell therapeutics. The Company believes that after one of its neurogenic compounds completes human clinical trials, it will be in a position to consider additional ways to extract value from its drug discovery platform.” (SB-2 p. 23.)

•
“[T]he Company has also developed immortalized human neural stem cells from hard-toobtain areas of the brain for in vitro uses which it has used in a significant commercial collaboration to mine gene content for Gene Logic, Inc.” (SB-2 p. 24.)

•
“Neuralstem could potentially sell its human immortalized neural stem cells to academia and industry partners for drug target discoveries and drug screening programs on a simple fee-for-purchase basis.” (SB-2 p. 24.)

ANSWER. Neuralstem admits that it filed an SB-2 statement with the Securities and Exchange Commission on March 31, 2006 and that the quotations cited in Paragraph 7 of the Second Amended Complaint are found in Neuralstem’s SB-2 statement. Neuralstem also admits that it has a place of business in Maryland. Neuralstem denies the remaining allegations of Paragraph 7 of the Second Amended Complaint.

8. In addition, Neuralstem participated in the research and writing of a publication entitled Combined Immunosuppressive Agents or CD4 Antibodies Prolong Survival of Human Neural Stem Cell grafts and Improve Disease Outcomes in ALS Transgenic Mice, which was published by AlphaMed press on line on April 27, 2006. That article demonstrates clearly Neuralstem’s continued use of neural stem cells.

ANSWER. Neuralstem admits that it participated in the research and writing of a publication entitled Combined Immunosuppressive Agents or CD4 Antibodies Prolong Survival of Human Neural Stem Cell grafts and Improve Disease Outcomes in ALS Transgenic Mice, which was published by AlphaMed press on line on April 27, 2006. Neuralstem denies the remaining allegations of Paragraph 8 of the Second Amended Complaint.

9. Neuralstem does not have a license with StemCells to commercialize products such as neural stem cells.

ANSWER. Neuralstem admits that it does not have a license with StemCells. Neuralstem denies the remaining allegations of Paragraph 9 of the Second Amended Complaint.

10. StemCells has granted numerous licenses to patents in its portfolio directed to neural stem cells including certain of the following patents: United States Patent Nos. 5,851,832 (attached hereto as Exhibit 1); 6,497,872 B1 (attached hereto as Exhibit 3) and 6,294,346 B1 (attached hereto as Exhibit 4) 7,101,709 B2 (attached hereto as Exhibit 5) (collectively, the “Neural Stem Cell Patents”). Licensees to some of the Neural Stem Cell Patents include the following: Stemcell Technologies, Inc.; Biowhittaker (now Cambrex); Reneuron; R&D Systems; and Stem Cell Therapeutics. In addition, in 2002, StemCells filed suit against Sciencell Research Laboratories (“Sciencell”) in the United States District Court for the District of Massachusetts (StemCells, Inc. v. Sciencell Research Labs., Civ.A.No. 01-CV-11942 (REK)) alleging infringement of nine (9) United States Patents; one of which (U.S. Patent No. 5,851,832) is asserted in this lawsuit against Neuralstem. Sciencell entered into a Consent Judgment with StemCells, wherein Sciencell admitted that the patents asserted in that suit were valid and enforceable.

ANSWER. Neuralstem is without knowledge or information sufficient to form a belief as to the truth of the allegations of Paragraph 10 of the Second Amended Complaint, and denies them on that basis.

11. The Neural Stem Cell Patents, for neural stem cell culture compositions, genetically modified neural stem cell cultures, methods of proliferating and differentiating such cultures in vitro and in vivo, as well as culture media and uses of the foregoing cultures, are assigned to or exclusively licensed in all fields, with rights of enforcement, to StemCells. Since issuance of the Neural Stem Cell Patents, StemCells has been and still is the assignee or exclusive licensee of those patents.

ANSWER. Neuralstem is without knowledge or information sufficient to form a belief as to the truth of the allegations of Paragraph 11 of the Second Amended Complaint, and denies them on that basis.

12. On information and belief, Neuralstem has been and still is infringing, contributing to the infringement of, and/or inducing the infringement of the Neural Stem Cell Patents by making, selling, using and/or offering for sale or license neural stem cell products that practice the Neural Stem Cell Patents in this judicial district and elsewhere and will continue to do so unless enjoined by this Court.

ANSWER. Denied.

13. Neuralstem’s infringement of the Neural Stem Cell Patents has been and continues to be willful, entitling StemCells to enhanced damages.

ANSWER. Denied.

14. Neuralstem’s infringement of the Neural Stem Cell Patents has caused reparable and irreparable harm and damage to StemCells, which will continue unless enjoined by this Court.

ANSWER. Denied.

ANSWER TO STEMCELLS’ REQUESTED RELIEF

Neuralstem denies that StemCells is entitled to any relief whatsoever from Neuralstem or the Court, either as requested in the Second Amended Complaint or otherwise. Neuralstem further denies each allegation contained in StemCells’ Second Amended Complaint that was not specifically admitted, denied, or otherwise responded to in this Answer and Counterclaims to Plaintiffs’ Second Amended Complaint.

AFFIRMATIVE DEFENSES

First Affirmative Defense

(Non-Infringement)

1. Neuralstem’s activities do not infringe, do not induce infringement, and do not contributorily infringe any valid, enforceable claims, if any, of United States Patent Nos. 5,851,832 (“‘832 Patent”); 6,497,872 B1 (“‘872 Patent”); 6,294,346 B1 (“‘346 Patent”); and 7,101,709 B2 (“‘709 Patent”) (collectively, the “StemCell Patents”).

2. Neuralstem does not infringe the StemCell Patents because Neuralstem’s activities do not constitute patent infringement under 35 U.S.C. § 271(e)(1) which states that “[i]t shall not be an act of infringement to make, use, offer to sell, or sell within the United States or import into the United States a patented invention…solely for uses reasonably related to the development and submission of information under a Federal law which regulates the manufacture, use, or sale of drugs or veterinary biological products.”

Second Affirmative Defense

(Invalidity)

3. Upon information and belief, each claim of the StemCell Patents is invalid for failure to comply with one or more of the conditions for patentability specified in Part II of Title 35 of the United States Code, in particular Sections 101, 102, 103, and 112.

Third Affirmative Defense

(Laches)

4. StemCells’ infringement claims are barred, in whole or in part, by the equitable doctrine of laches.

Fourth Affirmative Defense

(Prosecution Laches)

5. StemCells’ infringement claims are barred, in whole or in part, by the doctrine of prosecution laches.

Fifth Affirmative Defense

(Prosecution History Estoppel)

6. StemCells’ infringement claims are barred, in whole or in part, by the doctrine of prosecution history estoppel.

Sixth Affirmative Defense

(Prosecution History Disclaimer)

7. StemCells’ infringement claims are barred, in whole or in part, by the doctrine of prosecution history disclaimer.

Seventh Affirmative Defense

(Patent Misuse)

8. By its conduct, including its assertion of infringement of at least the ‘346 Patent, StemCells has engaged in patent misuse by asserting claims it knows or should know are meritless and a sham.

Eighth Affirmative Defense

(Unclean Hands)

9. StemCells’ infringement claims are barred, in whole or in part, by the doctrine of unclean hands.

COUNTERCLAIMS

For its Counterclaims against StemCells, Neuralstem alleges as follows:

PARTIES

10. Counterclaim Plaintiff Neuralstem, Inc. (“Neuralstem”) is a biopharmaceutical company with a place of business at 9700 Great Seneca Highway, Rockville, Maryland 20850.

11. Upon information and belief, Counterclaim Defendant StemCells, Inc. is a Delaware corporation, with a place of business located at 3155 Porter Drive, Palo Alto, California 94304.

12. Upon information and belief, Counterclaim Defendant StemCells California, Inc. is a California corporation wholly owned by StemCells, Inc., with a place of business located at 3155 Porter Drive, Palo Alto, California 94304 (Stemcells, Inc. and StemCells California, Inc. collectively, “StemCells”).

JURISDICTION AND VENUE

13. This court has jurisdiction over Neuralstem’s counterclaims pursuant to 15 U.S.C. § 15, 28 U.S.C. §§ 1331, 1337, 1338(a), 2201 and 2202.

14. As demonstrated by, inter alia, the Second Amended Complaint filed by StemCells and the Answer and Counterclaims to Plaintiff’s Second Amended Complaint, an actual and justiciable controversy exists concerning: (1) the non-infringement of the StemCell Patents; and (2) the validity of the StemCell Patents.

15. Venue is proper in this Court because Neuralstem resides in this judicial district and StemCells has availed itself of this Court to sue Neuralstem.

STATEMENT OF FACTS

16. StemCells’ lawsuit is founded on claims that StemCells knows or should know are meritless and a sham. Upon information and belief, at the time it filed this lawsuit, StemCells and its counsel were aware of the statutory exemption for infringement found in 35 U.S.C. § 271(e)(1). In fact, StemCells’ counsel even published a “Client Alert” in July of 2005 titled “Supreme Court Expands Safe Harbor Exemption Definition for Preclinical Research” which is attached hereto as Exhibit (“Ex.”) A. The “Client Alert” acknowledges that companies are “exempt from patent infringement if they conduct certain types of preliminary research on patented compounds.” [Id.] (emphasis added). Despite its apparent knowledge of the safe-harbor provision of 35 U.S.C. § 271(e)(1), StemCells filed this action anyway.

17. By its own admission, StemCells proclaims that it “its patent portfolio gives it the dominant intellectual property position in the neural, tissue-derived stem cell field.” [Ex. B, available at http://www.stemcellsinc.com/thetechnology/patents.html]. StemCells even highlights the fact that it “has an aggressive program of protecting its intellectual property.” [Id.].

18. Neuralstem is a small company with two full-time employees which is conducting preclinical research activities in the neural stem cell field. Neuralstem is in the process of researching several new therapies using neural stem cells and those research activities are directly related to the preparation of Investigational New Drug Applications (“INDs”) which it hopes to submit to the U.S. Food and Drug Administration (“FDA”) in the near future. At the present time, Neuralstem does not have any commercial products approved by the FDA.

19. Upon information and belief, StemCells’ lawsuit was filed to interfere with Neuralstem’s preclinical research activities and public stock offering which is scheduled to take place later this month. StemCells’ intent to disrupt that offering can be inferred from the fact that its counsel sent a letter to Neuralstem’s underwriting counsel, in which he complained (albeit incorrectly) that the instant lawsuit was not mentioned in a recent Securities and Exchange Commission filing. That letter is attached hereto as Exhibit C.

20. StemCells’ misconduct also includes asserting at least two patents (United States Patent No. 6,103,530 (“the ‘530 Patent”) and the ‘346 Patent) that it knows were not and cannot be infringed. On September 13, 2006, Neuralstem wrote a letter requesting that StemCells drop its infringement claim of the ‘530 Patent and enclosed documents demonstrating that this patent was not infringed. This letter is attached hereto as Exhibit D. On September 15, 2006, StemCells responded that it would agree to drop the ‘530 Patent without prejudice and only upon certain conditions. That letter is attached hereto as Exhibit E. On September 21, 2006, StemCells wrote another letter requesting that StemCells drop the ‘530 Patent and identified another patent, the ‘346 Patent, for which there appears to be no basis for an infringement claim. That letter is attached hereto as Exhibit F. On September 27, 2006, StemCells responded effectively conceding that its claims on the ‘530 Patent were unfounded. That letter is attached hereto as Exhibit G. On October 6, 2006, StemCells filed a Second Amended Complaint and withdrew its infringement contentions for the ‘530 Patent. [Docket No. 23].

FIRST COUNTERCLAIM

(Violation of Section 2 of the Sherman Antitrust Act)

21. Neuralstem incorporates Paragraphs 1 through 20 of its Affirmative Defenses and Counterclaims as if fully set forth herein.

22. StemCells has knowingly and willfully engaged in a course of conduct designed to improperly obtain monopoly power in the neural stem cell market and the market for innovation in the field of neural stem cell technology in the United States in violation of Section 2 of the Sherman Antitrust Act, 15 U.S.C. § 2. This course of conduct includes, inter alia, the prosecution of sham patent litigation against Neuralstem by asserting baseless claims of infringement of the StemCell Patents. StemCells has in bad faith engaged in this conduct knowing that the StemCell Patents cannot be infringed because Neuralstem’s pre-clinical research activities do not constitute patent infringement under 35 U.S.C. § 271(e)(1).

23. StemCells’ infringement claims constitute sham litigation because they are objectively baseless, as no reasonable litigant could have a realistic expectation of success on the merits of the claim. Upon information and belief, StemCells was aware that Neuralstem’s preclinical research activities are not acts of patent infringement under 35 U.S.C. § 271(e)(1).

24. StemCells’ infringement claims constitute sham litigation because StemCells’ motivation in bringing the action was to directly interfere with the ability of Neuralstem and other competitors to conduct preclinical research on, develop innovations in, and eventually commercialize adult stem cell products that could compete with StemCells’ products in the future once the StemCell Patents expire and to acquire and unlawfully extend its monopoly in the relevant market.

25. StemCells’ initiation of this lawsuit constitutes an intentional attempt to monopolize the relevant neural stem cell market, and a dangerous probability exists that StemCells will succeed in this scheme. By its own admission, StemCells has the “dominant intellectual property position in the neural, tissue-derived stem cell field.” [Ex. B]. If StemCells is successful in forcing Nueralstem to stop its preclinical research activities in the relevant market because of this sham litigation, StemCells would obtain a virtually complete monopoly in the market for innovation in neural stem cell technology. That monopoly would extend beyond the expiration of the StemCell Patents.

26. Neuralstem has been injured in its business by reason of StemCells’ antitrust violation alleged in this Count. Neuralstem’s injuries include attorneys’ fees and litigation related expenses required to defend against StemCells’ infringement lawsuit. Moreover, Neuralstem is informed and believes that if StemCells were successful in its attempt to monopolize the relevant market, Neuralstem and other participants in that market, including medical providers offering therapies involving neural stem cells and patients receiving such therapies, would suffer antitrust injury.

27. As a direct and proximate result of StemCells’ anticompetitive conduct as alleged herein, Neuralstem has been damaged in an amount to be proven at trial, trebled pursuant to 15 U.S.C. § 15(a).

28. As a further direct and proximate result of StemCells’ anticompetitive conduct, Neuralstem is entitled to recover its attorneys’ fees and costs herein, pursuant to 15 U.S.C. § 15(a).

29. Neuralstem further seeks equitable and injunctive relief pursuant to 15 U.S.C. § 26, and other applicable law, to correct for the anticompetitive market effects caused by the unlawful conduct of StemCells, and other relief so as to assure that similar anticompetitive conduct does not occur in the future.

SECOND COUNTERCLAIM

(Non-Infringement and Invalidity)

30. Neuralstem incorporates Paragraphs 1 through 20 of its Affirmative Defenses and Counterclaims as if fully set forth herein.

31. Neuralstem’s activities do not infringe, do not induce infringement, and do not contributorily infringe any valid, enforceable claims, if any, of United States Patent Nos. 5,851,832 (“‘832 Patent”); 6,497,872 B1 (“‘872 Patent”); 6,294,346 B1 (“‘346 Patent”); and 7,101,709 B2 (“‘709 Patent”) (collectively, the “StemCell Patents”).

32. Neuralstem does not infringe the StemCell Patents because Neuralstem’s activities do not constitute patent infringement under 35 U.S.C. § 271(e)(1).

33. Upon information and belief, each claim of the StemCell Patents is invalid for failure to comply with one of more of the conditions for patentability specified in Part II of Title 35 of the United States Code, in particular Sections 101, 102, 103, and 112.

34. A judicial declaration of non-infringement and invalidity is necessary and appropriate to resolve this controversy.

RELIEF REQUESTED

WHEREFORE, Neuralstem requests that the Court enter a judgment in Neuralstem’s favor and against StemCells and provide Neuralstem the following relief:

A.	Order, adjudge, and decree that StemCells violated Section 2 of the Sherman Antitrust Act, 15 U.S.C. § 2, by asserting a baseless claims of infringement of the StemCell Patents against Neuralstem;

B.	That this Court treble the damages awarded to Neuralstem pursuant to 15 U.S.C. § 15(a) as a consequence of StemCells’ violation of the Sherman Antitrust Act;

C.	Award Neuralstem its reasonable attorneys’ fees under 15 U.S.C. § 15(a) and 35 U.S.C. § 285;

D.	Award Neuralstem damages to compensate it for each of the unlawful actions alleged in Neuralstem’s Counterclaims;

E.	Award Neuralstem interest on such damages;

F.	Order, adjudge, and decree that Neuralstem is not infringing, directly or indirectly the StemCell Patents;

G.	Order, adjudge, and decree that the StemCell Patents are unenforceable;

H.	Order, adjudge, and decree that the StemCell Patents are invalid;

I.	Order, adjudge, and decree that this is an exceptional case under 35 U.S.C. § 285 and award Neuralstem its reasonable attorneys’ fees; and

J.	Award such other and further relief as the Court may deem just.

JURY DEMAND

Neuralstem demands trial by jury.

Respectfully submitted,

BELL, BOYD & LLOYD LLC

/S/

Michael T. Murphy
D. Md. Bar # 11357
Mmurphy@bellboyd.com
Jeffrey J. Howell
D. Md Bar #16229
Jhowell@bellboyd.com
BELL, BOYD & LLOYD LLC
1615 L Street, N.W.
Suite 1200
Washington, DC 20036
(202) 466-6300 (tel)
(202) 463-0678 (fax)

Of Counsel:

Alan L. Barry (pro hac vice) abarry@bellboyd.com Michael J. Abernathy (pro hac vice) mabernathy@bellboyd.com Sanjay K. Murthy (pro hac vice) smurthy@bellboyd.com

BELL, BOYD & LLOYD LLC 70 West Madison Suite 3100 Chicago, IL 60602 (312) 372-1121 (312) 827-8000 Attorneys for Defendant